SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                            sec.240.14a-11(c) or sec.240.14a-12
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                                            Commission Only
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                     Centigram Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    IMAGE OMITTED                   CENTIGRAM
                           COMMUNICATIONS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                March 31, 1998


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centigram Communications Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, March 31, 1998 at 10:00 a.m., at the offices of the Company, 91 East Tasman Drive, San Jose, California 95134, for the following purposes:

1.      To elect three (3) directors to Class III of the Board of Directors.

2. To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 375,000 shares to 730,000 shares.

3. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 675,000 shares to 775,000 shares.

4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on February 6, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                        By order of the Board of Directors

                                        /s/ LARRY W. SONSINI

                                        LARRY W. SONSINI
                                        Secretary

San Jose, California
February 27, 1998

    IMAGE OMITTED                   CENTIGRAM
                           COMMUNICATIONS CORPORATION


                               PROXY STATEMENT

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Centigram Communications Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 31, 1998 at 10:00 a.m. at the offices of the Company, 91 East Tasman Drive, San Jose, California 95134, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's principal executive offices are located at 91 East Tasman Drive, San Jose, California 95134, and its telephone number is (408) 944-0250.

   These proxy solicitation materials and the Annual Report on Form 10-K for the year ended November 1, 1997 were first mailed on or about February 27, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

   Stockholders of record as of the close of business on February 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.
On February 6, 1998, 7,171,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market System on February 6, 1998 was $12.56 per share.

REVOCABILITY OF PROXIES

   A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above prior to the Annual Meeting a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

   The solicitation of proxies is made on behalf of the management of the Company and the associated costs will be borne by the Company. The Company has engaged American Stock Transfer & Trust Company to assist in the solicitation of proxies for the meeting.

   In addition to solicitation by mail and by American Stock Transfer & Trust Company, the Company may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in so doing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1998

   Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than October 23, 1998 to be included in the proxy statement and form of proxy relating to that meeting.


FISCAL YEAR END
   The Company's Fiscal Year ends on October 31. The Company's last fiscal year ended on October 31, 1997 and is referred to herein as the "Last Fiscal Year."

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

   There are currently seven members of the Board of Directors, divided into three classes. Class I presently consists of two directors who are
serving a three-year term expiring in 1999.   Class II presently consists
of two directors who are serving a three-year term expiring in 2000.
Class III presently consists of three directors who are serving three-year terms expiring on the date of this Annual Meeting. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected for a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

   Three Class III directors are to be elected at this Annual Meeting to serve a three-year term expiring in 2001. The Board has nominated Doug Chance, James F. Gibbons and Edward R. Kozel for election to the Class III board seats. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board of Directors' nominees. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees will be unable or will decline to serve as a director.

  The names of the nominees of the Company and certain information about them as of January 1, 1998 are set forth below. The names of and certain information about the Company's current directors as of January 1, 1998 are also set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                   Director
  Name of Nominee     Age  Principal Occupation and Directorship    Since
--------------------  ---  --------------------------------------  --------
CLASS I DIRECTORS
James H. Boyle        43   President of Boyle Enterprises, Inc.       1988

Robert L. Puette      55   President and Chief Executive Officer      1997
                             of the Company

CLASS II DIRECTORS
David S. Lee          60   Chairman of the Board of Cortelco          1997
                             Systems Holding Corp., and of
                             CMC Industries, Inc.

Dean O. Morton        65   Retired Executive Vice President, Chief    1993
                             Operating Officer and Director of
                             Hewlett-Packard Company


CLASS III DIRECTORS
Doug Chance(1)        55   President and Chief Executive Officer      1997
                             of WYSE Technology Inc.

James F. Gibbons(1)   66   Professor of Electrical Engineering        1992
                             and Special Counsel to  the
                             President, School of Engineering
                             of Stanford University;
                             Consultant, SRI International

Edward R. Kozel(1)    52   Chief Technical Officer and Senior         1998
                             Vice President, Business Development,
                             Cisco Systems, Inc.


---------------
(1) Nominee for Class III Director.


    Except as set forth below, each of the directors has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between any director or executive officer of the Company.

    Mr. Boyle was elected to the Centigram Board in November 1988. Mr. Boyle is President of Boyle Enterprises, Inc., a management and investment consulting firm. From 1988 to 1991, Mr. Boyle was Vice President of BCE Ventures, which at that time managed venture capital investments for B.C.E. Inc., and Northern Telecom. Mr. Boyle was Manager of Venture Capital for Northern Telecom from 1985 to 1988. Mr. Boyle serves as a director of Nhancement Technologies, Inc.

    Mr. Puette was elected to the Centigram Board in September 1997, at which time he became President and Chief Executive Officer of the Company. Before joining Centigram, Mr. Puette served as President, CEO and Chairman of the Board at NetFRAME Systems, a high-availability computer server company, from January 1995 to September 1997. Prior to that, Mr. Puette was President and Chief Executive Officer of Puette Consulting, a marketing and sales consulting firm, from November 1993 to December 1994. Mr. Puette held the position of President of Apple USA from June 1990 to October 1993, and was a Group General Manager at the Hewlett-Packard Company prior to that time. Mr. Puette is also a director of Cisco Systems, Inc. and Quality Semiconductor Corporation.

    Mr. Lee was elected to the Centigram Board in March 1997. Mr. Lee is the Chairman of the Board of Cortelco Systems Holding Corp., a telecommunications company, and of CMC Industries, Inc., an electronics contract manufacturing company, and serves as a director of Linear Technology Corporation, an analog semiconductor company. From 1983 to 1985, Mr. Lee served as a Vice President of ITT Corporation and as Group Executive and Chairman of its Business Information Systems Group.

    Mr. Morton was elected to the Centigram Board in November 1993, and became Chairman of the Board in April 1997. Prior to his retirement in October 1992, Mr. Morton was Executive Vice President, Chief Operating Officer and a director of the Hewlett-Packard Company. Mr. Morton is a member of the boards of directors of ALZA Corp., BEA Systems, Inc., Cephid, The Clorox Company, Raychem Corp., KLA-Tencor Corporation and a number of private companies.

     Mr. Chance was elected to the Centigram Board in 1997. Mr. Chance has been the President and Chief Executive Officer and a director of WYSE Technology Inc., a manufacturer of computer display products, since 1994. Prior to that time, Mr. Chance was the President and Chief Executive Officer of Octel Communications Corporation from November 1990 to November 1993, and before that served as Executive Vice President, Network Systems Sector, at the Hewlett-Packard Company.

     Dr. Gibbons was elected to the Centigram Board in June 1992. He joined the Stanford University faculty in 1957, was appointed Professor of Electrical Engineering in 1964 and served as Dean of the School of Engineering from 1984 to 1996. He was appointed as Special Counsel to the President in June 1996. In addition, since January 1996, Dr. Gibbons has served as a consultant for SRI International. He is a director of Cisco Systems, Inc., Lockheed Martin Corporation, Raychem Corporation and El Paso Energy Corporation.

     Mr. Kozel was elected to the Centigram Board in January 1998. Mr. Kozel has served as the Chief Technology Officer and Senior Vice President of Business Development of Cisco Systems, Inc. since 1989.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company met a total of eight (8) times during the Last Fiscal Year.

    From November 1996 to October 1997, the Audit Committee of the Board of Directors consisted of directors James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton. From October 1997 to the end of the fiscal year, the Audit Committee consisted of Dean Morton, David Lee and James Gibbons. David Lee serves as the Chairman of the Audit Committee. The Audit Committee met four times during the last fiscal year. This Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and evaluating the Company's accounting policies and its system of internal controls.

    From November 1996 to October 1997, the Compensation Committee of the Board of Directors consisted of directors James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton. From October 1997 to the end of the fiscal year, the Compensation Committee consisted of Dean O. Morton, David S. Lee and James F. Gibbons. James Gibbons serves as Chairman of the Compensation Committee. Such committee did not meet during the last fiscal year. This Committee is primarily responsible for reviewing and recommending compensation to be paid to officers of the Company.

    The Board of Directors has no nominating committee or any committee performing such functions.

    During the last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTORS' FEES

    Directors who are not employees of the Company are paid a fee of $1,100 per Board meeting attended in person, $750 if the meeting is held by telephone conference call (or if a meeting held in person is attended by conference call), $500 to each Board committee member for each committee meeting when held concurrently with a meeting of the Board, whether attended in person or by conference call, and $800 to each board committee member for each committee meeting attended on a day other than a day on which a meeting of the full Board is held. In addition, each non-employee director is paid an annual retainer fee of $12,000, paid quarterly. Under the 1997 Stock Plan, each outside director of the Company is granted options to purchase 20,000 shares of Common Stock at the time of initial appointment or election to the Board, and 7,500 shares of Common Stock annually thereafter on the date of each Annual Meeting of the Stockholders; provided the Director has been a member of the Board for at least six months. In addition, in May 1997, David Lee and Dean Morton were each granted options to purchase 5,000 shares of the Company's Common Stock and in December 1997, James H. Boyle, Dean O. Morton, David S. Lee and James F. Gibbons were each granted options to purchase 5,000 shares of the Company's Common Stock. The Company also reimburses non-employee directors for travel and related expenses incurred in attending meetings of the Board and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REQUIRED VOTE

    The nominees receiving a majority of affirmative votes will be elected as Class III directors of the Company.

RECOMMENDATION

    The Company's Board of Directors recommends a vote FOR the nominees listed above.

                                 PROPOSAL NO. 2
                         APPROVAL OF THE AMENDMENT TO THE
                             1997 STOCK OPTION PLAN

    The Company's 1997 Stock Option Plan (the "1997 Plan") was approved by the stockholders in March 1997. The 1997 Plan is designed to retain, motivate and reward senior personnel by providing such personnel long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. A total of 375,000 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options granted under the 1997 Plan. In December 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Plan to increase the number of shares reserved for issuance thereunder from 375,000 shares to 730,000 shares. Including the proposed 355,000 share increase, a total of 371,750 shares remain available for grant under the 1997 Plan on February 6, 1998.

    In 1993, Section 162(m) was added to the Internal Revenue Code of
1986, as amended (the "Code"). Section 162(m) limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officers and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Compensation which is performance-based and approved by the Company's stockholders is not subject to the deduction limit.


PROPOSAL

    The proposed amendment to the Company's 1997 Plan is to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 375,000 shares to 730,000 shares.


RECOMMENDATION

    The Board of Directors has unanimously approved the amendment of the 1997 Plan and recommends that stockholders vote FOR such adoption.

DESCRIPTION OF THE 1997 PLAN

    The essential features of the 1997 Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1997 Plan, a copy of which was filed by the Company with the Securities and Exchange Commission and is incorporated herein by reference. Copies of the 1997 Plan are available upon written request to the Company at 91 East Tasman Drive, San Jose, California 95134, Attn: Chief Financial Officer.

  General

    The 1997 Plan was approved by the stockholders in March 1997.  The
1997 Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (a "Committee"), to grant stock options. To date, a total of 375,000 shares of Common Stock has been reserved for issuance under the 1997 Plan.
Options granted under the 1997 Plan may be either "Incentive Stock Options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or the Committee.

    Additionally, the 1997 Plan provides for the automatic grant of nonstatutory stock options to purchase 20,000 shares of Common Stock to outside directors at the time of such director's initial appointment or election to the Board, and the automatic grant of nonstatutory stock options to purchase 7,500 shares of Common Stock annually thereafter on the date of each Annual Meeting of Stockholders, provided the director has been a member of the Board for at least six months.

  Purpose

    The general purpose of the 1997 Plan is to attract and retain quality personnel for positions of substantial responsibility, to create additional incentive for senior personnel of the Company by offering long term equity participation in the Company, and to promote the success of the Company's business.

  Eligibility

    The Option Plan provides that options may be granted thereunder to employees, consultants and directors ("Optionees") of the Company. The Board of Directors selects the Optionees and determines the number of shares subject to each option. In making such determination, the duties and responsibilities of the Optionee, the value of the Optionee's services, his or her present and potential contributions to the success of the Company and other relevant factors are considered.

  Administration

    The 1997 Plan may be administered by the Board or a Committee (collectively the "Administrator"). Subject to the other provisions of the 1997 Plan, the Administrator has the authority to: (i) determine the fair market value of the Common Stock; (ii) select the Optionees to whom options may be granted thereunder; (iii) determine whether and to what extent options are granted thereunder; (iv) determine the number of shares of Common Stock to be covered by each option granted thereunder; (v) approve forms of agreement for use under the 1997 Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the 1997 Plan, of any award granted thereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine); (vii) reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (viii) construe and interpret the terms of the 1997 Plan and awards granted pursuant to the 1997 Plan; (ix) prescribe, amend and rescind rules and regulations relating to the 1997 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the 1997 Plan; and (xi) make all other determinations deemed necessary or advisable for administering the 1997 Plan.

    Terms and Conditions of Options

    Each option granted under the 1997 Plan is evidenced by a written stock option agreement ("Notice of Grant") between the Optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders (an Optionee who owns more than 10% of the combined total voting power of all classes of outstanding stock of the Company), the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest value of trading in Common Stock) on the last trading day preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that in the event the fair market value as so determined is more than 20% greater or more than 20% less than the closing sales prices for such stock as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the closing price (or closing bid, as applicable) on the date of determination. If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not provided, the fair market value of a share of Common Stock shall be the average of the means between the high bid and low asked prices for the Common Stock on the five market trading days immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator of the 1997 Plan deems reliable; provided, however, that in the event the fair market value as so determined is more than 20% greater or more than 20% less than the mean between the high bid and low asked prices for such stock as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the mean between the high bid and low asked prices on the date of determination. In the absence of an established market for the Common Stock, the fair market value shall be determined in good faith by the Administrator.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the Optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale or loan proceeds, reduction of any Company liability to the Optionee or, by a combination thereof.

    (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 1997 Plan be exercised more than 10 years after the date of grant or such shorter term as may be provided in the Notice of Grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more the ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

    (d) Termination of Employment. Upon termination of an Optionee's continuous status as an employee or consultant with the Company, such Optionee may exercise his or her option to the extent that he or she was entitled to exercise it as of the date of such termination. Such exercise may occur only before the end of the period determined by the Administrator for exercise following termination. In the case of an Incentive Stock Option, such period shall not exceed three (3) months and in the event that no period is specified in any stock option agreement, such period shall be 30 days. In no event shall such period extend beyond the expiration date of the term of the option as set forth in the applicable option agreement. An Optionee's change of status from employee to consultant shall not be treated as a termination of the Optionee's continuous status as an employee or consultant, and any option held by the Optionee shall remain in effect, except as provided herein below. Any Incentive Stock Option held by such Optionee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status. Notwithstanding the above, within thirty (30) days after any such change of status, the Administrator may in its discretion determine that such change of status shall be treated as a termination of the Optionee's continuous status as an employee or consultant. To the extent that the Optionee is not entitled to exercise his or her option at the date of such termination, or if the Optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

    (e) Disability. If an employee is unable to continue as an employee or consultant with the Company as a result of disability, then all options held by such Optionee under the 1997 Plan shall expire upon the earlier of (i) twelve months after the date of termination of the Optionee's employment or (ii) the expiration date of the term of such option. The Optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment. To the extent that the Optionee is not entitled to exercise his or her option at the date of such termination, or if the Optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

    (f) Death. Upon the death of an Optionee, the option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, only to the extent that the Optionee was entitled to exercise the option at the date of death. If at the time of death, the Optionee was not entitled to exercise his or her entire option, the shares of Common Stock covered by the unexercisable portion of the option shall immediately revert to the 1997 Plan. If, after death, the Optionee's estate or person who acquired the right to exercise the option by bequest or inheritance does not exercise the option within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the 1997 Plan.

    (g) Nontransferability of Options. In general, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an Optionee's Incentive Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

    (i) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Board or Committee.


    Adjustments Upon Changes in Capitalization, Dissolution Liquidation, Merger or Asset Sale

    In the event that the capital stock of the Company is changed by reason of recapitalization, dissolution, liquidation, merger or asset sale, the following provisions will apply:

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the 1997 Plan but as to which no options have yet been granted or which have been returned to the 1997 Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the Option would not otherwise be exercisable.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator may, in lieu of such assumption, provide for the Optionee to have the right to exercise the option as to all or a portion of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger of sale of assets.

    Amendments, Suspensions and Termination of the 1997 Plan

    The Board may amend, suspend or terminate the 1997 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Section 422 of the Code, or any similar rule or statute. In any event, the 1997 Plan will terminate automatically in 2006.

    Federal Tax Information for 1997 Plan

    The following is a summary of the effect of federal income taxation upon the Optionee and the Company with respect to the grant and exercise of options under the 1997 Plan. Options granted under the 1997 Plan may be either "Incentive Stock Options," as defined in Section 422 of the Code, or nonstatutory stock options.

    An Optionee who is granted an Incentive Stock Option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the Optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the Optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the Optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the Optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not qualify as Incentive Stock Options are referred to as nonstatutory stock options. An Optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the Optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an Optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the Optionee, any difference between the sales price and the Optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

   THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.


PLAN BENEFITS

    The Company cannot now determine the exact number of options to be granted in the future under the 1997 Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION Summary Compensation Table," all current executive officers as a group or all employees (including executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended November 1, 1997.

REQUIRED VOTE

    The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the 1997 Plan. For this purpose, the term "Votes Cast" is defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter." Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the 1997 Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker nonvotes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker nonvotes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes with respect to this proposal will not be counted as Votes Cast.


                                 PROPOSAL NO. 3
                            APPROVAL OF AMENDMENT TO
                        1991 EMPLOYEE STOCK PURCHASE PLAN

    The 1991 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

PROPOSED AMENDMENT

    At the Annual Meeting, the stockholders are being asked to approve an increase in the number of shares reserved for issuance under the Purchase Plan from 675,000 shares to 775,000 shares. This increase was approved by the Board of Directors, subject to stockholder approval, on December 5, 1997. Including the proposed 100,000 share increase, a total of 149,761 shares remained available for grant under the plan on February 6, 1998.

RECOMMENDATION

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE PURCHASE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH AMENDMENT.

DESCRIPTION OF PURCHASE PLAN

    The essential features of the Purchase Plan are outlined below. Such outline is qualified in its entirety by the provisions of the Purchase Plan, a copy of which has been filed by the Company with the Securities and Exchange Commission, and is incorporated herein by reference. Copies of the Purchase Plan are available upon written request to the Company at 91 East Tasman Drive, San Jose, California 95134, Attn: Chief Financial Officer.


    Purpose

    The purpose of the Purchase Plan is to provide employees (including officers) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan is intended to qualify under Sections 421 and 423 of the Code as an "employee stock purchase plan."

    Administration

    The Purchase Plan is administered by the Board of Directors or a Committee of the Board (the "Administrator").

    Eligibility

    Only employees employed by the Company or its subsidiaries on the first day of an offering period may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its subsidiaries. No employee shall be granted an option under the Purchase Plan if immediately after the grant of the option, the employee (or any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Code) would own five percent (5%) or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below.

    Offering Period

    Each offering of Common Stock under the Purchase Plan ("Offering") is for a period of six months ("Offering Period"), unless the participant withdraws or terminates employment earlier. The Administrator may change the timing and duration of the Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the beginning of the first Offering Period to be affected. The initial Offering Period under the Purchase Plan began on November 2, 1991. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's eligible compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment terminates. Eligible employees may participate in only one Offering at a time.

    Grant and Exercise of Option

    At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option may be exercised at the end of an Offering Period to the extent of the payroll deductions accumulated during such Offering Period. In the event the option is not exercised, the option expires at the end of the Offering Period or upon termination of employment, whichever is earlier. The number of shares subject to the option will not exceed a number determined by dividing $12,500 by the fair market value of the Common Stock on the first day of the Offering Period. Participants may not purchase shares having a fair market value exceeding $25,000 in any calendar year. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of shares remaining available for issuance under the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of a purchase period, the employee's option for the purchase of shares will be exercised automatically at the end of the purchase period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

    Purchase Price

    The purchase price per share at which shares are sold to participating employees is 85% of the lower of the fair market value per share of the Common Stock on (i) the first day of the Offering Period or
(ii) the last day of the Offering Period. The fair market value of the Common Stock on a given date is determined by reference to the last reported sales price on the NASDAQ National Market System.

    Payroll Deductions

    The purchase price of the shares acquired is accumulated by payroll deductions over the six-month Offering Period. The deductions may not exceed 10% of a participant's aggregate eligible compensation. Eligible compensation shall include all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation, provided that eligible compensation shall include only base straight time gross earnings in the event the first payroll following the offering date and continue until participation is terminated. A participant may reduce the rate of payroll deductions at any time during the Offering Period. Any participant may discontinue his or her participation in the Purchase Plan at any time. The rate of participation may be increased only for a new plan period. Upon the withdrawal of a participant from the Purchase Plan, the Company returns to the participant all funds credited to a participant's payroll deduction account, without interest.

    Termination of Employment

    Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for in excess of 20 hours per week and 5 months per year during the applicable Offering Period, cancels his or her option and his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.


    Capital Changes

    In the event any change is made in the Company's capitalization in the middle of an Offering Period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

    Amendment and Termination of the Plan

    The Board of Directors may at any time amend, alter or terminate the Purchase Plan. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan. In the event the Purchase Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates).

    Federal Income Tax Information

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, or (b) 15% of the fair market value of the shares on the first day of the offering period will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. However, if the shares are disposed of for less than the exercise price there is no ordinary income and the participant recognizes a capital loss measured by the difference between the exercise price and the sales price. Different rules may apply with respect to participants subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant except to the extent of ordinary income taxable to a participant upon disposition of shares prior to the expiration of the holding periods described above.

   THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PLAN BENEFITS

    The Company cannot now determine the exact number of shares to be issued in the future under the Purchase Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION - Summary Compensation Table," all current executive officers as a group or all employees (including executive officers) as a group. In the fiscal year ended November 1, 1997, an aggregate of 7,445 shares of Common Stock of the Company were issued to all executive officers as a group and an aggregate of 120,626 shares of Common Stock of the Company were issued to all employees (including executive officers) under the Purchase Plan.

REQUIRED VOTE

    The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Purchase Plan. For this purpose, the term "Votes Cast" is defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter." Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendments of the Purchase Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker nonvotes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker nonvotes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes with respect to this proposal will not be counted as Votes Cast.

                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the current fiscal year ending October 31, 1998. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RAITIFCATION OF ITS APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

   The executive and other officers of the Company, and their ages as of January 1, 1998, are as follows:

        Name          Age                      Position
--------------------  ---  ------------------------------------------------
Robert L. Puette      55   President and Chief Executive Officer and Director

Dennis P. Wolf        45   Senior Vice President, Finance and Chief Financial
                             Officer

Robert M. Krueger     50   Senior Vice President, Product Development

Thomas E. Brunton     50   Vice President, Controller and Treasurer

James A. Donnelly     45   Vice President, Domestic Service Provider, Sales
                             and Service

Kevin J. Gralen       35   Vice President, Marketing

Catherine L. McMahon  45   Vice President, Domestic CPE Sales and Service

Carrie Perzow         40   Vice President, Human Resources

Chusak Siripocanont   44   Vice President, Manufacturing

John D. VerMeulen     56   Vice President, International Sales and Service



    Mr. Puette was elected to the Centigram Board in September 1997, at which time he became President and Chief Executive Officer of the Company. Before joining Centigram, Mr. Puette served as President, CEO and Chairman of the Board at NetFRAME Systems, a high-availability computer server company, from January 1995 to September 1997. Prior to that, Mr. Puette was President and Chief Executive Officer of Puette Consulting, a marketing and sales consulting firm, from November 1993 to December 1994. Mr. Puette held the position of President of Apple USA from June 1990 to October 1993, and was a Group General Manager at the Hewlett-Packard Company prior to that time. Mr. Puette is also a director of Cisco Systems, Inc. and Quality Semiconductor Corporation.

    Mr. Wolf joined Centigram in January 1997 as Senior Vice President, Finance and Chief Financial Officer. From October 1995 to January 1997 he was Vice President and Chief Financial Officer of Pyramid Technology, Inc. From October 1993 to October 1995 he served as Vice President, Finance and Chief Financial Officer of Dynacraft, Inc. From 1989 to 1993 Mr. Wolf held various finance director positions with Apple Computer. His earlier experience included his position as Finance Director of Sun Microsystems, as well as management positions at Tandem Computers and IBM Corporation.

    Mr. Krueger joined the Company as Senior Vice President, Product Development in December 1997. Prior to joining the Company, Mr. Krueger was the Vice President and General Manager of the Network Products Division at Advanced Micro Devices, Inc. from 1990 to 1997. From 1968 to 1990,
Mr. Krueger held various management positions in product development at Digital Equipment Corporation, Datapoint Corporation and Texas Instruments Incorporated.

    Mr. Brunton joined Centigram in March 1991 as Controller and became Vice President and Controller in July 1995, and Treasurer in August 1997. Mr. Brunton also serves as director of several subsidiaries of the Company:
Centigram Asia Limited, Centigram Australasia Pty Limited, Centigram Communications (Barbados), Inc., Centigram Europe B.V., and Centigram UK Limited. He earlier held accounting management positions with 3Com Corporation and Sun Microsystems, Inc., and he was employed for eight years by Coopers & Lybrand LLP in various auditing positions.

    Mr. Donnelly joined Centigram in May 1997 as Vice President, Domestic Service Provider, Sales and Service, and is responsible for overseeing all North American sales and service activities for the service provider segment of Centigram's business. Over the past 15 years, Mr. Donnelly has held management positions in operations, sales and product management at AT&T. He has also held engineering positions at Westinghouse Electric Corporation, and prior to that, positions in sales at IBM and finance at Ford Motor Company.

    Mr. Gralen joined Centigram in December 1992 as Director of Strategic Accounts. In April 1996, he was promoted to Senior Director of Strategic Accounts. He became Vice President, Marketing in November 1996. Before coming to Centigram, he held various management positions with IBM/Rolm.

    Ms. McMahon joined Centigram in November 1989 and has held several sales positions within the Company and became the Vice President, Customer Premises Equipment Sales and Service in November 1997. Prior to joining Centigram, Ms. McMahon held both sales and marketing positions at Octel Communications Corporation and IBM/Rolm.

    Ms. Perzow joined the Company as a Director of Human Resources in February 1995 and became Vice President, Human Resources in September 1996. Prior to joining the Company she served as a Senior Human Resources Manager at Sun Microsystems, Inc. from 1989 to 1995, as a Human Resources Generalist at 3Com Corporation from 1988 to 1989 and as a Human Resources Director with Scientific Micro Systems from 1984 to 1988.

    Mr. Siripocanont joined Centigram as Vice President, Manufacturing in October 1993. From 1991 to 1993 he was Vice President, Manufacturing of E-Mu Systems, Inc., a manufacturer of digital audio systems which became a subsidiary of Creative Technology, Inc. in 1993. From 1988 to 1991 he served as Director of Corporate Quality and Manufacturing Management for Octel Communications Corporation. From 1980 to 1988, he held various manufacturing management positions at IBM/Rolm.

    Mr. VerMeulen joined the Company as a Sales Director in June 1989 and became Vice President, Sales, Northern Region in November 1992, and Vice President, International Sales and Service in October 1994. From 1986 to 1989 he was Vice President, Sales and Marketing of ComDev, Inc., a telecommunications equipment manufacturer. Earlier, he served in various sales and marketing positions, including Vice President, North Central Division, and Vice President, National Accounts at United Technologies Communications Company, a telecommunications equipment manufacturer.


                              CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

    The Company provided a loan of $300,000 to George Sollman, the Company's then-President and Chief Executive Officer, on April 15, 1996, pursuant to a full recourse note which was secured by 20,428 shares of Common Stock. The Board of Directors of the Company approved the substitution of a security interest in certain real property of Mr. Sollman's for such Common Stock as collateral for the note. Interest on the loan is 5.88% per annum, compounded annually, and the principal plus all accrued but unpaid interest on the note are due on April 15, 2001. Mr. Sollman resigned from his positions as the Company's President and Chief Executive Officer, effective April 15, 1997.

    In August 1997, the Company and Mr. Sollman entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company agreed to pay Mr. Sollman a net sum of $289,320. In addition, the Company agreed to forgive a loan by the Company to Mr. Sollman in principal amount of $300,000. Mr. Sollman agreed to remain a consultant to the Company through May 1, 1998.

    The Company provided a loan in the amount of $100,000 to Dennis Barsema, pursuant to a promissory note dated February 18, 1997. Interest on the loan was 5.81% per annum, compounded annually. The principal and all accrued but unpaid interest was due on February 18, 2000, but Mr. Barsema resigned as the Company's Senior Vice President and General Manager, Service Provider, on November 3, 1997 and paid off the note with accrued interest in December 1997.


                                OTHER INFORMATION

       COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires certain of the Company's executive officers, as well as its directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the Last Fiscal Year all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year except that Robert Puette filed one late Form 3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of January 1, 1998 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. As of January 1, 1998, 7,171,000 shares of the Company's Common Stock were outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

                                               Number         Approximate
                                             of Shares        Percentage
                   Name                        Owned             Owned
------------------------------------------  ----------------  -----------
  Kopp Investment Advisors (1) .............  1,514,199             21.1%
    7701  France Avenue, Suite 500
    Edina, MN 55435
  Parnassus Investments (2) ................    535,000              7.5%
    One Market Steuart Tower
    Suite 1600
    San Francisco, CA 94105
  Dimensional Fund Advisers, Inc. (3) ......    411,100              5.7%
    1099 Ocean Avenue
    11th Floor
    Santa Monica, CA 90401
  Robert L. Puette  ......................            0            *
  George H. Sollman(4) ...................      124,679              1.7%
  Dennis L. Barsema   ....................       10,293            *
  Dennis P. Wolf (4) .....................       15,118            *
  Michael J. Wagner ......................        2,045            *
  Thomas E. Brunton (4) ..................       27,454            *
  Carrie J. Perzow (4) ...................       14,472            *
  James H. Boyle(4) ......................       16,416            *
  Doug Change (4) ........................        3,111            *
  James F. Gibbons(4) ....................       37,083            *
  Edward R. Kozel ........................            0            *
  David S. Lee (4) .......................        8,333            *
  Dean O. Morton(4) ......................       32,833            *
  All directors and executive officers
    as a group (13 persons)(4) ..........       291,837              4.0%

------------------
  *  Less than one percent (1%).
(1) Based on information provided in Schedule 13G filed by Kopp Investment advisors on November 9, 1997, Kopp Investment Advisors has sole voting power as to 240,000 shares.
(2) Based on information provided in the Form N-30D filed by Parnassus Investments on November 17, 1997.
(3) Based on information provided in the Form 13-F filed by Dimensional Fund Advisors, Inc. on January 8, 1998.
(4) Includes shares issuable upon exercise of stock options presently exercisable within 60 days of January 1, 1998 as follows: Mr. Sollman, 34,329 shares; Mr. Wolf, 13,454 shares; Mr. Brunton, 13,907 shares;
    Ms. Perzow, 13,858 shares; Mr. Boyle, 15,416 shares; Mr. Chance, 1,111 shares; Mr. Gibbons, 17,083 shares; Mr. Lee, 8,333 shares; Mr. Morton, 30,833 shares; and all directors and executive officers as a group, 148,324 shares.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows, as to each Chief Executive Officer during the Last Fiscal Year, each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 and up to two former executive officers who would have been included if they had been executive officers at the end of the Last Fiscal Year, information concerning compensation paid for services to the Company in all capacities during the Last Fiscal Year as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of the Last Fiscal Year).



                                                                            Long Term      All
                                   Annual Compensation                    Compensation    Other
                            --------------------------------------------  -------------  Compen-
Name and Principal Position  Year   Salary         Bonus (1)   Other (2)   Options (3)    sation
                                      (S)             ($)         ($)          ($)          ($)
--------------------------- ------ ---------       --------    ---------  ------------- ----------
Robert L. Puette(4)          1997    31,386           --          --           350,000        937 (5)
  President and Chief
  Executive Officer

George H. Sollman(6)         1997   674,572     (7)   --          4,150        125,000     41,259 (5)
  President and Chief        1996   250,473         70,000        1,085         50,000     17,787 (8)
  Executive Officer          1995   243,006         30,000        1,922         30,000     13,042 (9)

Dennis L. Barsema(6)         1997   362,523 (7)(10)254,177 (11)   1,000        103,999     10,564 (5)
  Senior Vice President      1996   129,787        100,878 (12)   --           105,000     74,835 (8)
  and General Manager,
  Service Provider
  Division

Dennis P. Wolf               1997   145,387         72,800        1,500        120,000      5,056 (5)
  Senior Vice President,
  Chief Financial Officer

Michael J. Wagner(6)         1997   182,311 (7)       --          --            51,996      7,382 (5)
  Senior Vice President,     1996   145,970         25,000        --            40,000      6,197 (8)
  Operations and Services    1995    90,860         20,000        --            25,000      4,445 (9)

Thomas E. Brunton            1997   150,048         25,000          275         51,098      6,185 (5)
  Vice President, Controller 1996   137,312         25,000          215      --             5,604 (8)
  and Treasurer              1995   125,888         20,000          215         13,600      2,395 (9)


Carrie J. Perzow             1997   150,000         45,000        1,000         57,399      5,296 (5)
  Vice President,            1996   131,244         15,000        --            28,500        580 (7)
  Human Resources

----------------
(1) Bonus amounts are reported for the fiscal year in which earned without regard to when paid.
(2) The amounts included in this column represent amounts reimbursed by the Company for tax preparation fees.
(3) Represents number of shares granted under stock options. The Company has not granted stock appreciation rights or restricted stock awards.
(4) Mr. Puette became President and Chief Executive Office of the Company in September 1997.
(5)  The amounts disclosed in the "All Other Compensation"  column include:
     (a) Payments by the Company in 1997 of premiums for term life insurance on behalf of each of: Mr. Puette, $437; Mr. Sollman, $7,680;
          Mr. Barsema, $677; Mr. Wolf, $756; Mr. Wagner, $1,403; Mr. Brunton, $1,385; and Ms. Perzow, $496. This benefit is extended to all employees.
     (b)  Payment  by the  Company  in 1997 of car  allowances as follows:
          Mr. Puette, $500; Mr. Sollman, $2,500; Mr. Barsema, $9,600;
          Mr. Wolf, $4,300; Mr. Wagner, $4,800; Mr. Brunton, $4,800;
          and Ms. Perzow, $4,800.
     (c) Payment by the Company of expenses for annual physical examinations in the amount of $287 on behalf of Mr. Barsema.
     (d) Payment of consulting fees of $15,200 and Board of Director meeting fees in the amount of $14,700 on behalf of Mr. Sollman.
     (e) Payments by the Company in 1997 of travel expenses in the amount of $1,179 for Mr. Sollman, and $1,179 for Mr. Wagner, which represents the cost of their spouses' attendance of the annual sales recognition trip.
(6) Mr.Sollman, Mr. Barsema, and Mr. Wagner no longer serve as executive officers of the Company.
(7)  Includes $541,639, $176,563, and $81,730 paid as severance to Mr.
     Sollman, Mr. Barsema, and Mr. Wagner, respectively.
(8)  The amounts disclosed in the "All Other Compensation" column include:
     (a) Payments by the Company in 1996 of premiums for group term life insurance on behalf of each of Mr. Sollman, $10,890; Mr. Barsema, $435; Mr. Wagner, $1,397; Mr. Brunton, $804; and Ms. Perzow, $280. This benefit is extended to all employees.
     (b)  Payment by the Company in 1996 of car allowances as follows:
          Mr. Sollman, $6,000; Mr. Barsema, $4,400; Mr. Wagner, $4,800;
          Mr. Brunton, $4,800; and Ms. Perzow, $300.
     (c) Payment by the Company of expenses for annual physical examinations in the amount of $604 on behalf of Mr. Sollman.
     (d)  Payment by the Company of relocation expenses on behalf of Mr.
          Barsema in the amount of $70,000.
     (e) Payment by the Company of car insurance on behalf of Mr. Sollman in the amount of $293.
(9)  The amounts disclosed in the "All Other Compensation" column include:
     (a) Payments by the Company in 1995 of premiums for group term life insurance on behalf of each of Mr. Sollman, $6,222; Mr. Wagner, $845; and Mr. Brunton, $695. This benefit is extended to all employees.
     (b) Payment by the Company in 1995 of car allowances in the amount of $6,000 to Mr. Sollman; $3,600 to Mr. Wagner; and $1,700 to Mr. Brunton.
     (c) Payment by the Company in 1995 of personal travel expenses in the amount of $820 on behalf of Mr. Sollman, which represents the cost of Mr. Sollman's spouse's attendance of the annual sales recognition trip.
(10)  Includes $176,538 accrued compensation paid in fiscal 1998.
(11)  Includes a commission paid in 1997 in the amount of $16,577.
(12)  Includes a commission paid in 1996 in the amount of $65,878.


STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to options granted to the named executive officers and the options exercised by such named executive officers during the Last Fiscal Year.

               STOCK OPTION GRANTS IN FISCAL YEAR 1997

     The Option Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.


                   STOCK OPTION GRANTS IN FISCAL YEAR 1997
                                   Individual Grants
                      --------------------------------------------
                                     % of                            Potential Realizable
                                     Total                            Value at Assumed
                       Number of    Options                          Annual Rates of Stock
                      Securities    Granted   Exercise              Price Appreciation for
                      Underlying      to       or base    Expir-       Option Term
                        Options    Employees    Price      ation    -----------------------
        Name          Granted (1)   in 1997   ($/share)    Date       5% ($)      10% ($)
--------------------- -----------  ---------  ---------  ---------  ----------- -----------
Robert L. Puette         350,000      17.27      16.94   09/30/07    4,190,508  10,184,625
George H. Sollman(2)     125,000       6.17      13.50   12/10/06(4) 1,086,711   2,729,968
Dennis L. Barsema(2)(3)   20,000       0.99      11.50   05/27/07(4)   136,501     353,592
                          45,655       2.25      10.38   09/12/06(4)   361,114     811,889
                          11,832       0.58      10.38   06/02/07(4)   101,330     234,099
                          26,512       1.31      10.38   01/03/06(4)   193,638     423,916
Dennis P. Wolf            50,000       2.46      17.75   10/24/07      553,094   1,406,406
                          50,000       2.46       9.63   03/24/07      302,406     766,739
                          20,000       0.99      11.50   05/27/07      136,501     353,592
Michael J. Wagner(2)(3)    3,999       0.20      10.38   07/25/00(4)    12,712      21,256
                           3,999       0.20      10.38   12/01/00(4)    13,656      23,406
                          15,999       0.80      10.38   02/27/00(4)    46,610      75,519
                          27,999       1.38      10.38   09/12/06(4)   221,462     497,910
Thomas E. Brunton(3)      10,000       0.49      13.50   12/10/06       86,937     218,397
                           7,500       0.37      11.50   05/27/07       51,188     132,597
                          23,598       1.16      10.38   12/10/06      117,456     240,159
                          10,000       0.49      17.75   10/24/07      110,619     281,281
Carrie J. Perzow (3)      10,000       0.49      11.50   05/27/07       68,251     176,796
                          23,554       1.16      10.38   06/02/07      201,718     466,021
                           8,845       0.44      10.38   09/12/06       69,961     157,292
                          15,000       0.74      17.75   10/24/07      165,928     421,922


----------------
(1) Represents number of shares granted under stock options. The Company did not grant stock appreciation rights or restricted stock awards in fiscal 1997.
(2) Mr. Sollman, Mr. Barsema, and Mr. Wagner no longer serve as executive officers of the Company.
(3) Included in these grants in fiscal year 1997 were shares granted as a result of the Company's June 1997 stock option repricing. As part of this stock repricing, shares previously granted under the Company's stock plans were canceled and new grants were issued in a 5-for-4 exchange ratio. Stock option grants issued in fiscal 1997 as part of this repricing program were as follows: Mr. Barsema, 83,999 shares; Mr. Wagner, 51,996 shares;Mr. Brunton, 23,598 shares; and Ms. Perzow, 32,399 shares.
(4) All options granted to Messrs. Sollman, Barsema, and Wagner have expired, as they are no longer employed by the Company.


      AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997 AND YEAR-END VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options during 1997, and unexercised options held as of November 1, 1997.



                                                                                 Total Value
                                                                                 of Unexercised
                                                   Number of Unexercised        In-the-Money Stock
                          Shares                    Stock Options Held          Options Held at
                         Acquired                  at Fiscal Year End,  1997   atFiscal Year End (1)
                            on         Value     --------------------------  ---------------------------
Name                     Exercise    Realized    Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------  ---------  -----------  ------------ -------------  ------------ --------------
Robert L. Puette            --         --           --             350,000      --           --
George H. Sollman(2)....    --         --            124,754       100,480       $76,748       $314,502
Dennis L. Barsema(2) ...    --         --             28,543        75,456       178,394        449,200
Dennis P. Wolf .........    --         --           --             120,000      --              452,600
Michael J. Wagner(2)...     --         --             23,032        28,964       143,950        181,025
Thomas E. Brunton ......    2,500       21,875        12,513        28,585        78,206        107,756
Carrie J. Perzow .......    --         --             11,452        45,947        71,206        182,588

---------------
(1) Total value of vested options based on fair market value of Company Common Stock of $16.63 per share as of November 1, 1997.
(2) Mr. Sollmon, Mr. Barsema, and Mr. Wagner no longer serve as executive officers of the Company.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    The Board of Directors on October 24, 1997 approved change-in-control agreements with all of the Company's outside directors and executive officers, and certain key employees of the Company. The change-in-control agreements provide that in the event of a merger, consolidation, tender offer, sale of assets or similar event resulting in stockholders of Centigram receiving less than fifty percent (50%) of the outstanding voting stock of the surviving corporation (a "Change in Control"), the vesting of such person's outstanding options will be accelerated by two (2) years from the date of the Change in Control, in the case of executive officers and key employees, and in the case of outside directors, the options shall become fully vested. In the event an executive officer or key employee is involuntarily terminated within twelve (12) months of a Change in Control, all of such person's outstanding options will become fully vested, and such person will receive as severance pay six (6) months of his or her base salary, in the case of a key employee, or twelve (12) months of his or her base salary and bonus, in the case of an executive officer. Involuntary terminations for willful misconduct do not trigger the change-in-control provisions.

    In August 1997, the Company and George Sollman, the Company's former President and Chief Executive Officer, entered into a Settlement Agreement and Mutual Release. See "Certain Transactions."

    In September 1997, Mr. Puette was hired as the Company's President and Chief Executive Officer pursuant to an offer letter dated September 24, 1997. Pursuant to the offer letter, Mr. Puette will receive an annual base salary of $340,000 and will participate in the Company's Executive Bonus Program. Mr. Puette also received an option to purchase 350,000 shares of the Company's Common Stock. In the event of a Change in Control of the Company, the vesting of Mr. Puette's option will be accelerated by two years. Additionally, in the event of Mr. Puette's involuntary termination for reasons other than cause within one year after such a change in control, Mr. Puette will receive accelerated vesting of all of his outstanding options as of the date of termination, and severance pay equal to eighteen months of his base salary and bonus, as well as eighteen months of ongoing benefits. The Company intends to formalize Mr. Puette's employment relationship with the Company with an employment agreement.



                          COMPENSATION COMMITTEE REPORT

    From November 1996 to October 1997, the Compensation Committee of the Company consisted of James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton, and from October 1997 to the end of the fiscal year, the Compensation Committee consisted of Dean Morton, David Lee and James Gibbons. Each of such directors at the time of serving on the Compensation Committee was an independent director of the Company. The Committee is responsible for administering the Company's compensation and benefits programs. The Committee sets executive salary levels, establishes the Company's executive bonus plan and determines target bonuses thereunder, and determines option grants under the Company's stock option programs.

    The Company's executive compensation program has been designed to ensure that the compensation provided to executive officers is closely aligned with the Company's financial performance and, ultimately, the creation of stockholder value, and to ensure that the Company can attract and retain key executives critical to the Company's long-term success.

     The Committee establishes the salary of each executive officer, including the Chief Executive Officer, by considering (i) the salaries of executive officers in similar positions with comparably sized companies in the Company's and related industries, based upon survey data obtained from various sources, (ii) the experience and contribution levels of the individual executive officers, (iii) the Company's financial performance during the past year, and (iv) in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

    Under the Company's executive bonus plan for the Last Fiscal Year, executive officers were entitled to receive bonuses based primarily upon achievement by the Company of operating income performance objectives established by the Compensation Committee at the commencement of the Last Fiscal Year. Executive officers, including the CEO, were also entitled to receive additional bonuses at the discretion of the Committee based upon individual performance. For financial performance below a specified level, executive officers were not entitled to any bonus except at the discretion of the Committee, and for performance in excess of plan executives were entitled to the full performance-based bonus plus such additional bonuses as the Committee might determine in its discretion. Based upon the Company's financial performance in the Last Fiscal Year, the Committee awarded bonuses to executive officers other than the Chief Executive Officer, consisting of discretionary bonuses awarded for performance relative to personal objectives, in the amount of up to 66% of base salary. The Chief Executive Officer did not receive a bonus during the Last Fiscal Year.

    For fiscal 1998, the executive bonus program provides for the payment of performance-related bonuses based upon achievement by the Company of operating income performance objectives established by the Committee at the commencement of the fiscal year, and, at the discretion of the Committee, performance against individual goals. In the event that the Company achieves operating income performance less than a specified level, the executive officers will receive no bonuses except at the discretion of the Committee. If the Company meets its financial performance goals, and if the executive officers meet their specified individual goals, the Chief Executive Officer is entitled to a performance-based bonus of 50% of base salary and other executive officers are entitled to performance-based bonuses of 10% to 40% of base pay, and higher performance-based bonuses can be earned for operating income achieved above the target levels.

    The fiscal year 1997 bonus program provides for a portion of the full-year performance bonus to be paid at mid-year, based upon achievement of targeted operating income performance for the first half of the year.

    The Committee also grants stock options to executive officers to provide long-term incentive to the executive officers aligned with the creation of increased stockholder value over time. The Committee grants options based upon a number of factors, including each such officer's responsibilities and position in the Company, any changes in the executive officer's responsibility and position, and the executive officer's existing equity interest in the Company in the form of vested and unvested options. All options are granted at the current market price of the Company's Common Stock on the date of grant. During the Last Fiscal Year, the Committee granted options to purchase an aggregate of 475,000 shares of Common Stock to the Chief Executive Officers at an exercise price of from $13.50 to $16.94 per share. Options to purchase an aggregate of 574,587 shares of Common Stock were also granted to nine other executive officers (including four who no longer serve as executive officers) at exercise prices ranging from $10.38 to $17.75 per share. Included in these shares granted to executive officers were 255,670 shares granted in fiscal year 1997 as part of the Company's June 1997 stock option repricing (the "Repricing"). As part of the Repricing, 319,587 shares previously granted were canceled.

    The principal purpose of the Company's 1997 Plan is to provide an equity incentive to employees to remain in the employment of the Company and to work diligently in its best interests. The Board of Directors determined that this purpose would not be achieved for employees holding options exercisable at prices above the market price of the Company's Common Stock, and further determined that it was critical to the best interests of the Company and to its stockholders that the Company retain the services of these employees. As such, the Board of Directors offered to all employees, other than individuals currently serving on the Board of Directors, with outstanding options to purchase the Common Stock of the Company the opportunity to exchange such options for new nonstatutory and/or incentive stock options at a price per share equal to the closing price of the Company's Common Stock on the Nasdaq National Market System on April 11, 1997. The following table provides information with respect to the Repricing.










                    TEN-YEAR OPTION/SAR REPRICINGS

                                                                           Length of
                               Number of    Market                          Original
                               Securities  Price of   Exercise            Option Term
                               Underlying  Stock at   Price at     New    Remaining at
                                Options    Time of     Time of  Exercise    Date of
        Name           Date    Repriced   Repricing   Repricing   Price    Repricing
                                  ($)        ($)         ($)       ($)
-------------------- --------- --------- ------------ --------- --------- ------------
Robert L. Puette      6/2/97        --          --         --        --          --
George L. Sollman     6/2/97        --          --         --        --          --
Dennis L. Barsema     6/2/97     35,998        11.63     19.50     10.38   3.59 years
                      6/2/97     48,001        11.63     15.63     10.38   9.28 years
Dennis P. Wolf        6/2/97        --          --         --        --          --
Michael J. Wagner     6/2/97     15,999        11.63     14.63     10.38   2.74 years
                      6/2/97      3,999        11.63     13.75     10.38   3.15 years
                      6/2/97      3,999        11.63     21.50     10.38   3.50 years
                      6/2/97     27,999        11.63     15.63     10.38   9.28 years
Thomas E. Brunton     6/2/97      1,999        11.63     13.50     10.38   9.52 years
                      6/2/97      2,400        11.63     35.50     10.38   1.39 years
                      6/2/97      2,000        11.63     19.00     10.38   2.42 years
                      6/2/97      3,200        11.63     12.63     10.38   2.65 years
                      6/2/97      7,999        11.63     13.75     10.38   3.15 years
                      6/2/97      6,000        11.63     13.50     10.38   9.52 years
Carrie J. Perzow      6/2/97      9,600        11.63     14.63     10.38   2.70 years
                      6/2/97      2,800        11.63     21.50     10.38   3.50 years
                      6/2/97     19,999        11.63     15.63     10.38   9.28 years


    No member of the Compensation Committee is a former or current executive officer or employee of the Company.

          Compensation Committee


          J. Michael Jarvis (from November 1996  to October 1997)
          James H. Boyle (from November 1996 to  October 1997)
          David S. Lee (from October 1997 to  Present)
          James F. Gibbons
          Dean O. Morton

                                PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return among Centigram Communications Corporation, the S&P 500 Index and the H&Q Technology Index, from October 3, 1992 through November 1, 1997, the end of the Last Fiscal Year.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                           10/03/92  10/02/93  10/01/94  10/28/95  11/02/96  11/01/97
------------------------------------------ --------- --------- --------- --------- --------- ---------
Centigram  Communications  Corporation          100       464       236       304       188       238
S & P 500                                       100       113       117       151       188       248
Hambrecht & Quist Technology                    100       132       151       268       286       386

*$100 invested on 10/03/92 in stock or on 9/30/92 in index, including reinvestment of dividends.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                  OTHER MATTERS

    The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.


Dated:  February 27, 1998


                                   BY ORDER OF THE
                                   BOARD OF DIRECTORS

                                                                      APPENDIX A

                      CENTIGRAM COMMUNICATIONS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert L. Puette and Dennis P. Wolf, and each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, par value $0.001 per share ("Common Stock") of Centigram Communications Corporation ("Centigram") held of record by the undersigned on February 6, 1998, at the annual meeting of stockholders to be held on March 31, 1998 and any adjournment thereof.

                                 ---------------
                                   SEE REVERSE
                                      SIDE
                                 --------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Doug Chance, James F. Gibbons and Edward R. Kozel as Directors and will be voted FOR Proposals 2, 3 and 4.


1. ELECTION OF CLASS III DIRECTORS TO THE BOARD OF DIRECTORS OF CENTIGRAM:

   Nominees: Doug Chance, James F. Gibbons and Edward R. Kozel.

   FOR [ ]      WITHHOLD [ ]

   [  ]  __________________________________________
         For three nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE CENTIGRAM 1997 STOCK OPTION PLAN to increase the number of shares of Common Stock reserved for issuance thereunder from 375,000 to 730,000 shares:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENT OF THE CENTIGRAM 1991 EMPLOYEE STOCK PURCHASE PLAN to increase the number of shares of Common Stock reserved for issuance thereunder from 675,000 shares to 775,000 shares:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. PROPOSAL TO RATIFY the appointment to Ernst & Young LLP as Centigram's independent auditors for the fiscal year ending October 31, 1998:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                     Date:
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Signature:                                     Date:
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